EXHIBIT 10.2

GENERAL RELEASE

This General Release (this “Release”) is made as of March 19, 2014, by John C. Ngitew (“JN”) in favor of Lingas Ventures, Inc., a Nevada corporation, and it successors and assigns (the “Company”).

W I T N E S S E T H:

WHEREAS, as of the date hereof JN is selling all his shares in the Company and resigning from all his positions with the Company; and

NOW, THEREFORE, for value received, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, intending to be legally bound by this Release, agrees as follows:

1.           Release. JN and his direct and indirect affiliates, agents, representatives, advisors, heirs, and affiliates and their respective successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release, and forever discharge the Company and its employees, shareholders, officers, directors, agents, advisors, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Company Related Persons”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the “Claims”), which any of the Releasors ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Company or the Company Related Persons, including without limitation, any Claims relating to accrued and unpaid loans made by the Releasor to the Company including without limitation the $57,569 owed to JN indicated on the audited balance sheet of the Company as of November 30, 2013, the Promissory Note dated September 26, 2013 in the original principal amount of $25,000 and any other amounts or fees owed to the Releasors. For purposes of clarity, JN agrees and acknowledges, on his behalf and on behalf of the Releasors, that as of the date hereof neither the Company nor any Company Related Person owes any debt or liability to any Releasor.

2.           No Interest. JN agrees and acknowledges that as of the date hereof, neither JN nor any Releasor has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets.

3.           Miscellaneous.

(a)           This Release shall in all respects be interpreted, enforced and governed under the laws of the State of Nevada, without regard to conflict of law rules applied in such State. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Releasors hereby waive any right to trial by jury which any of them may have in any action relating to this Release.

(b)           Should any part, term or provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, including the release of all Claims by Releasors, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted. This Release sets forth the entire agreement concerning the subject matter herein, including, without limitation, the release of all Claims by Releasors, and may not be modified except by a signed writing.

(c)           JN acknowledges and agrees that (a) he has not relied on any representations, promises, or agreements of any kind made to him in connection with its decision to accept the Release except for those set forth herein; (b) the Company advised him to consult an attorney before signing this Release, and that he has had the opportunity to consult with an attorney of his own choosing; (c) he does not feel that he is being coerced to sign this Release or that its signing would for any reason not be voluntary; and (d) he has thoroughly reviewed and understands the effects of this Release before signing it.

(d)           This Release shall be binding upon each of JN and the Releasors and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the Company and each of the Company Related Persons.

(e)           JN acknowledges and agrees that if he violates this Release, including without limitation by suing the Company or any of the Company Related Persons, he agrees that he will pay all costs and expenses of defending against the suit incurred by the Company or any of the Company Related Persons, including attorneys' fees and expenses.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release on the day and year first written above.

/s/ John C. Ngitew
John C. Ngitew